Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
February 21, 2024	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

BENJAMIN SCHMITT APPOINTED SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER OF FINWARD BANCORP AND PEOPLES BANK

Munster, Indiana – Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”) and its wholly-owned subsidiary, Peoples Bank (the “Bank” or “Peoples”), announced today the appointment of Benjamin Schmitt as the Senior Vice President, Chief Financial Officer, and Treasurer of the Bancorp and the Bank, effective February 20, 2024.

Mr. Schmitt brings a wealth of experience and expertise to his new role, having spent nearly two decades in the investment banking and corporate advisory industry covering financial institutions primarily within the community banking sector. Most recently, he served as President of Rally Consulting LLC, advising on special projects and managing strategic efforts of commercial and community banking clients. Previously, Mr. Schmitt served in various positions within the financial services investment banking group at Piper Sandler Companies (previously Sandler O’Neill + Partners, L.P.) for more than 19 years, most recently as Managing Director, where he advised on capital raising, merger and acquisition transactions, and other strategic advisory assignments. He began his career as an investment analyst at Mercer Investment Consulting.

In his new role as Chief Financial Officer and Treasurer, Mr. Schmitt will be responsible for the finance, accounting, financial reporting, and shareholder services functions of the Bancorp and the Bank. Reporting directly to Benjamin Bochnowski, CEO of the Bancorp and the Bank, Mr. Schmitt will leverage his expertise to foster collaboration across departments, driving the organization toward its strategic objectives.

“I am truly excited to join the Finward and Peoples Bank team, and it is an honor to serve as CFO“, said Mr. Schmitt. “Peoples Bank clearly has a longstanding history serving its customers and communities well, and I look forward to working with the leadership team and fellow colleagues to continue positioning the company for future financial achievements.”

The addition of Mr. Schmitt to the team aligns with Finward’s strategic plan to drive excellence and strengthen leadership across the board.

“The appointment of Mr. Schmitt underscores our commitment to excellence and leadership, and we are excited to welcome him to the team,” Benjamin Bochnowski, CEO of the Bancorp and Bank, remarked. “His skills, industry experience, proven track record, and deep understanding of the financial landscape will strengthen our leadership team. I look forward to working with Ben to achieve sustained growth and success at Finward Bancorp.”

Mr. Schmitt holds a Bachelor of Business Administration degree in Finance with Honors from the University of Iowa Tippie College of Business. An active member of the community, Mr. Schmitt routinely volunteers his time with various local civic and charitable organizations, religious groups, and recreational youth and adult sports activities. His background and commitment to community engagement align seamlessly with the Bank’s core values.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward. For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Finward’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

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